As filed with the Securities and Exchange Commission on May 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XEROX HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

New York	83-3933743
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

401 Merritt 7

Norwalk, Connecticut 06851

(Address of Principal Executive Offices and Zip Code)

The Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan

(Full title of the plan)

Flor M. Colón

Chief Legal Officer and Corporate Secretary

Xerox Holdings Corporation

401 Merritt 7

Norwalk, Connecticut 06851

(Name and address of agent for service)

(203) 849-5216

(Telephone number, including area code, of agent for service)

Copies to:

Russell L. Leaf, Esq.

Sean M. Ewen, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTORY STATEMENT

On May 20, 2026, at the 2026 Annual Meeting of Shareholders of Xerox Holdings Corporation (the “Registrant”), the Registrant’s shareholders approved an amendment to the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan (as may be amended or restated from time to time, the “Plan”) to increase the number of shares of the Registrant’s common stock, par value $1.00 per share (the “Common Stock”), available for issuance under the Plan by 15,000,000 shares of Common Stock. The Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, such additional 15,000,000 shares of Common Stock for issuance under the Plan.

Pursuant to the Registration Statement on Form S-8 (Registration No. 333-280588) filed by the Registrant on June 28, 2024 and the Registration Statement on Form S-8 (Registration No. 333-287855) filed by the Registrant on June 6, 2025, the Registrant previously registered an aggregate of 19,856,756 shares of Common Stock for issuance under the Plan (the “Prior Registration Statements”). The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statements and represent an increase in the total shares available for issuance under the Plan by 15,000,000. Pursuant to General Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the contents of the Prior Registration Statements, including all exhibits filed therewith or incorporated therein by reference, except as expressly modified herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference:

(i)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the Commission on March 17, 2026);

(ii)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 (filed with the Commission on May 7, 2026);

(iii)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 29, 2026, April 2, 2026, and April 30, 2026; and

(iv)

The description of our common stock, par value $1.00 per share contained in our Registration Statement on Form 8-A, dated and filed with the Commission on September 20, 2021, contained in Exhibit 4(d) to Registrant’s and Xerox Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and any amendment or report filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions of those documents furnished or otherwise not deemed to be filed) subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

The information incorporated by reference is considered to be a part of this Registration Statement, and later information that the Registrant files with the Commission will update and supersede this information.

Item 4.	DESCRIPTION OF SECURITIES

Not applicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Not applicable.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.	EXHIBITS

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant filed with the Department of State of the State of New York on July 31, 2019 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 31, 2019).

4.2	Amended and Restated By-Laws of the Registrant dated February 17, 2022 (incorporated by reference to Exhibit 3(b)(2) to the Registrant’s Annual Report on Form 10-K filed with the Commission on February 23, 2022).

5.1*	Opinion of Willkie Farr & Gallagher LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	The Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan (incorporated by reference to Exhibit 99.1 to Registrant’s Registration Statement on Form S-8 filed with the Commission on June 28, 2024).

99.2	First Amendment to the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan (incorporated by reference to Exhibit A to Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 9, 2025).

99.3	Second Amendment to the Xerox Holdings Corporation 2024 Equity and Performance Incentive Plan (incorporated by reference to Exhibit A to Registrant’s Proxy Statement on Schedule 14A filed with the Commission on April 7, 2026).

107*	Filing Fee Table.

*	Filed herewith

Item 9.	Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on May 20, 2026.

XEROX HOLDINGS CORPORATION (Registrant)

By:	/s/ Eric W. Risi
Name:	Eric W. Risi
Title:	Assistant Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Pastor, Charles Butler, Flor M. Colón and Eric W. Risi as his or her true and lawful attorneys-in-fact (with full power to each of them to act alone), with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with the exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Louis J. Pastor Louis J. Pastor	Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2026

/s/ John G. Bruno John G. Bruno	Director	May 20, 2026

/s/ Tami A. Erwin Tami A. Erwin	Director	May 20, 2026

/s/ Priscilla Hung Priscilla Hung	Director	May 20, 2026

/s/ Scott Letier Scott Letier	Director	May 20, 2026

/s/ Nichelle Maynard-Elliott Nichelle Maynard-Elliott	Director	May 20, 2026

/s/ Edward G. McLaughlin Edward G. McLaughlin	Director	May 20, 2026

/s/ John J. Roese John J. Roese	Director	May 20, 2026

/s/ Amy Schwetz Amy Schwetz	Director	May 20, 2026